                                                              EXHIBIT 10(ii)(aa)

                          J. C. PENNEY COMPANY, INC.

                     SUPPLEMENTAL TERM LIFE INSURANCE PLAN

                   FOR MANAGEMENT PROFIT-SHARING ASSOCIATES

                       ADOPTED EFFECTIVE JANUARY 1, 1995

                          J. C. PENNEY COMPANY, INC.
                     SUPPLEMENTAL TERM LIFE INSURANCE PLAN
                   FOR MANAGEMENT PROFIT-SHARING ASSOCIATES

                               TABLE OF CONTENTS
                               -----------------

                                                              PAGE
                                                              ----
Article 1  Introduction                                          1

Article 2  Definitions                                           2

Article 3  Participation                                         4

Article 4  Life Insurance Benefits                               5

Article 5  Funding of Benefits                                   6

Article 6  Administration of the Plan                            7

Article 7  Adoption By Participating
           Employers                                            12

Article 8  Amendment and Termination                            13

Article 9  Conversion Rights                                    15

Article 10 Miscellaneous Provisions                             16

                                      (i)

                                   ARTICLE 1

                                 INTRODUCTION
                                 ------------


     J. C. Penney Company, Inc., a Delaware corporation, hereby adopts the J. C. Penney Company, Inc. Supplemental Term Life Insurance Plan For Management Profit-Sharing Associates (the "Plan"), effective January 1, 1995. The Plan is an "employee welfare benefit plan" pursuant to ERISA which permits eligible retired management Associates of J. C. Penney Company, Inc. and JCPenney Financial Services to purchase group term life insurance benefits directly from the Insurer (as hereinafter defined). This document, together with the Policies (as hereinafter defined) will be construed as a single group term life insurance plan. Capitalized terms used throughout the Plan have the meanings set forth in
Article 2.

                                   ARTICLE 2

                                  DEFINITIONS
                                  -----------

     2.1  "Administrator" means the Benefits Administration Committee of the
           -------------
Company or such other person or committee as may be appointed from time to time by the Personnel Committee of the Management Committee of the Company (the "Personnel Committee").

     2.2  "Annual Earnings for Benefits" means the greater of (i) the
           ----------------------------
Participant's "Annual Earnings for Benefits" for purposes of the Company-Paid Plan on the Participant's retirement date or (ii) for a retired Participant who is reemployed by a Participating Employer and who becomes eligible for the Company-Paid Plan and later loses eligibility under the Company-Paid Plan, such retired Participant's Annual Earnings for Benefits at such time as the Participant lost eligibility under the Company-Paid Plan.

     2.3  "Associate" means each individual employed by a Participating
           ---------
Employer, other than an individual who is classified as an independent contractor by the Participating Employer for purposes of federal income tax reporting and withholding. The term "Associate" does not include any individual who performs services for a Participating Employer as a "leased employee" within the meaning of Code section 414(n), or who otherwise performs services through an agreement with a leasing organization.

     2.4  "Associate-Paid Plan" means the J. C. Penney Company, Inc. Voluntary
           -------------------
Employees' Beneficiary Association Group Term Life Insurance Plan, as amended from time to time, and/or the J. C. Penney Company, Inc. Associate-Paid Insured Group Term Life Insurance Plan, as amended from time to time.

     2.5  "Code" means the Internal Revenue Code of 1986, as amended.
           ----

     2.6  "Company" means J. C. Penney Company, Inc., a Delaware corporation, or
           -------
any successor corporation.

     2.7  "Company-Paid Plan" means the J. C. Penney Company, Inc. Group Term
           -----------------
Life Insurance Plan, as amended from time to time.

     2.8  "Date of Disability", "Disabled", and "Disability" have the meanings
           ------------------    --------        ----------
set forth in the Company-Paid Plan.

     2.9  "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

     2.10 "Insurer" means the insurance company or companies issuing the Policy
           -------
or Policies.

     2.11 "MSRP Retiree" means a former Associate who retired from a
           ------------
Participating Employer on or after age 60 and who is eligible to receive Company-paid life insurance coverage under the terms of the Supplemental Retirement Program for Management Profit-Sharing Associates of J. C. Penney Company, Inc., as amended from time to time or the Supplemental Retirement Program for Eligible Management Associates of JCPenney Financial Services, as amended from time to time. The term "MSRP Retiree" also includes any additional former Associate so designated from time to time in the discretion of the Board of Directors of the Participating Employer or the Benefits Administration Committee or the Benefit Plans Review Committee of the Company in accordance with the provisions of each such Supplemental Retirement Program.

     2.12 "Participant" means an MSRP Retiree who has satisfied the eligibility
           -----------
reguirements of Article 3, has purchased life insurance coverage under the terms of the Plan, and whose coverage under the Plan has not terminated.

     2.13 "Participating Employer" means the Company and any subsidiary or
           ----------------------
affiliate of the Company which is designated as a Participating Employer under the Plan by the Personnel Committee, excluding, however, any division of the Company or of a subsidiary or affiliate that is designated by the Personnel Committee as ineligible to participate in the Plan. Appendix I contains a list of the Participating Employers currently participating in the Plan.

     2.14 "Plan" means the J. C. Penney Company, Inc. Supplemental Term Life
           ----
Insurance Plan For Management Profit Sharing Associates, as amended from time to time.

     2.15 "Policy" or "Policies" means the life insurance policies through which
           ------      --------
Plan benefits are provided, which are incorporated by reference into the Plan.

                                   ARTICLE 3

                                 PARTICIPATION
                                 -------------

     3.1  Eligibility For Coverage. An Associate who qualifies as an MSRP
          ------------------------
Retiree will be eligible to purchase coverage under the Plan, effective upon retirement, provided the MSRP Retiree was a participant in the Associate-Paid Plan immediately prior to retirement, but only if the MSRP Retiree properly completes and submits all required enrollment forms within 31 days after retirement. If the MSRP Retiree has assigned his term life insurance provided by the Associate-Paid Plan, the assignee may elect the coverage provided by this
Section 3.1. No late enrollment procedures are available for MSRP Retirees. Notwithstanding the foregoing, an MSRP Retiree who was receiving coverage under the Associate-Paid or the Company-Paid Plan on account of Disability on the MSRP Retiree's retirement date will not become eligible to purchase coverage under this Plan.

     3.2  Termination of Coverage. A Participant's coverage under the Plan will
          -----------------------
terminate automatically on the earliest to occur of the following: (i) the last day of the month in which the Participant attains age 65; (ii) subject to
Article 8, the last day of the month in which the Plan is terminated, or amended to terminate coverage with respect to any group or class of MSRP Retirees that includes the Participant; (iii) the last day of the month in which the Policy under which the Participant's benefits are provided is cancelled or terminated and not replaced; iv) the last day of the month in which the Participant fails to make any required premium payment; (v) the last day of the month in which the Participant becomes eligible for coverage under the Company-Paid Plan as an active Associate; or (vi) the date of the Participant's death. A Participant whose coverage is terminated pursuant to subsection (v) above, shall again become eligible to participate in the Plan on the first day of the month on or after the date he or she ceases to be an active Associate eligible for coverage under the Company-Paid Plan.

     3.3  Enrollment Procedures. The Administrator may from time to time
          ---------------------
prescribe enrollment procedures and forms that are consistent with the terms of the Plan.

     3.4  Coverage Not Extended by Payment. The duration of a Participant's
          --------------------------------
coverage is determined solely by the terms of the Plan, and coverage which has otherwise terminated will not be extended even if premium payments for the terminated coverage continue to be made and/or processed on behalf of the Participant.

                                   ARTICLE 4

                            LIFE INSURANCE BENEFITS
                            -----------------------

     4.1  Amount of Life Insurance. An MSRP Retiree may purchase life insurance
          ------------------------
coverage under the Policies in an amount equal to 100% of the MSRP Retiree's Annual Earnings for Benefits. Coverage will be rounded to the next higher $1,000 if it is not already an even multiple of $1,000.

     4.2  Evidence of Good Health. To the extent required by the applicable
          -----------------------
Policies and/or the Insurer, Participants will be required to provide evidence of good health as a condition to coverage.

     4.3  Payment of Benefits. Benefits payable under the Plan will be paid by
          -------------------
the Insurer to the beneficiary or beneficiaries as soon as practicable after receipt by the Insurer of properly submitted claims. Benefits will be paid in a single lump sum payment unless the Participant (or the beneficiary, if applicable) elects a different method of payment offered by the Insurer.

     4.4  Designation of Beneficiary. A Participant may designate one or more
          --------------------------
beneficiaries to receive the life insurance benefits under the Plan, or may change a prior beneficiary designation, by completing and delivering a written beneficiary designation form in accordance with procedures specified by the Administrator from time to time. If a Participant fails to designate a beneficiary (or no beneficiary is alive on the date of the Participant's death), benefits will be paid to the estate of the Participant.

     4.5  Benefit Limitation. Benefits under the Plan are subject to the terms
          ------------------
of the Policies and to applicable state law.

     4.6  Recovery of Overpayment. Any amounts paid to any person in excess of
          -----------------------
the amount to which he is entitled under the Plan will be repaid by that person to the Insurer promptly following receipt by the person of a notice of such excess payments. In the event such repayment is not made, such repayment may be made, at the discretion of the Insurer, by reducing or suspending any future payments due under the Plan to the person and by taking such other or additional action as may be permitted by applicable law.

                                   ARTICLE 5

                              FUNDING OF BENEFITS
                              -------------------

     5.1  Associate-Paid Premiums. The Participants will pay all or a portion of
          -----------------------
the cost of premiums with respect to benefits under the Policies as determined by the Administrator in its discretion from time to time. The Administrator will have full and exclusive power to determine the cost of coverage to be paid by each Participant, and to adjust the required cost from time to time. In establishing the amount of required Participant cost, the Administrator may rely on tables, appraisals, valuations, projections, opinions, and reports furnished by agents employed or engaged by the Administrator or the Company, and may take into account the projected or anticipated costs and expenses relating to the Plan, including without limitation administrative costs and insurance premiums. Premiums required of Participants will be treated as fixed premium payments, and neither the Participants nor any beneficiary will be entitled to any refund or rebate on account of actual claims experience, investment performance, or similar factors.

     5.2  Participating Employer Obligations. The Participating Employers will
          ----------------------------------
pay the portion, if any, of the cost of premiums with respect to benefits under the Policies as determined by the Administrator in its discretion from time to time. The Participating Employers' obligations under the Plan are limited to the payment of such portion of applicable premiums due under any Policies in force, and no Participant or beneficiary will have any claim or cause of action against any Participating Employer on account of the failure of an Insurer to pay benefits due under the Policies.

     5.3  Source of Benefits. Benefits under the Plan will be paid solely from
          ------------------
the Policies and only to the extent provided under such Policies. Any payment for the benefit of a Participant that is made in accordance with the terms of the Policies will, to the extent of the payment, be in full satisfaction of all claims under the Plan against the Participating Employers, the Administrator, and the Insurer, any of whom may require such payee, as a condition precedent to such payment, to execute a release acknowledging receipt of such payment.

                                   ARTICLE 6

                          ADMINISTRATION OF THE PLAN
                          --------------------------

     6.1  General Powers and Duties of the Administrator. The Administrator will
          ----------------------------------------------
have the full power, responsibility, and discretion to administer the Plan and to construe and apply Plan provisions, and will be the named fiduciary with respect to the operation and administration of the Plan, except with respect to the specific responsibilities performed by the Insurer pursuant to the Policies or delegated to the Insurer or another fiduciary pursuant to Section 6.3 or 6.4. The Administrator, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan will perform their duties under the Plan solely in the interests of Participants and their beneficiaries.

     6.2  Specific Powers and Duties of the Administrator. The Administrator
          -----------------------------------------------
will administer the Plan and have the full authority and discretion necessary to accomplish that purpose, including without limitation the authority and discretion to: (i) resolve all questions relating to the eligibility of Associates to become or continue as Participants, (ii) engage any administrative, legal, medical, accounting, clerical, or other services it deems appropriate in administering the Plan, (iii) construe and interpret the Plan, supply omissions from, correct deficiencies in and resolve inconsistencies or ambiguities in the language of the Plan, resolve inconsistencies or ambiguities between the provisions of this Plan and the provisions of any Policy, and adopt rules for the administration of the Plan which are not inconsistent with the terms of the Plan document, (iv) compile and maintain all records it determines to be necessary, appropriate, or convenient in connection with the administration of the Plan, and (v) resolve all questions of fact relating to any matter for which it has administrative responsibility.

     6.3  Authority of Insurer. The Insurer will be responsible for the initial
          --------------------
review, payment, and/or denial of claims for benefits under the Policies. In carrying out its responsibilities under the Policies, the Insurer will have the authority and discretion to (i) determine the amount of benefits, if any, payable to Participants and beneficiaries under the Policies and determine the time and manner in which such benefits are to be paid, (ii) construe and interpret the Policies, and (iii) compile and maintain all records it determines to be necessary, appropriate, or convenient in connection with the Policies.

     6.4  Allocation of Fiduciary Responsibility.  The Administrator from time
          --------------------------------------
to time may delegate to any other persons or organizations any of its rights, powers, duties, and responsibilities with respect to the operation and administration of the Plan that are permitted to be delegated under ERISA. Any such allocation or delegation will be reviewed periodically by the Administrator, and will be terminable upon such notice as the Administrator in its discretion deems reasonable and proper under the circumstances. Whenever the Administrator delegates discretionary authority respecting the administration of the Plan to another person or organization, the Administrator's responsibility with respect to such delegation is limited to the selection of the person to whom authority is delegated and the periodic review of such person's performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the person to whom authority has been delegated which is not proximately caused by the Administrator's failure to properly select or supervise, and in which breach the Administrator does not otherwise participate, will not be considered a breach by the Administrator.

     6.5  Information to be Submitted to the Administrator. To enable the
          ------------------------------------------------
Administrator to perform its functions, each Participating Employer will supply full and timely information to the Administrator on all matters relating to Associates as the Administrator may require and will maintain such other records required by the Administrator to determine the benefits due under the Plan.

     6.6  Expenses and Compensation. The expenses of administering the Plan,
          ------------------------
including without limitation the expenses of the Administrator properly incurred in the performance of its duties under the Plan, will be paid by the Company. The Administrator will not be compensated by the Plan for services as Administrator.

     6.7  Reporting and Disclosure. The Company will be the "administrator" of
          ------------------------
the Plan as defined in ERISA section 3(16) (A) for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Administrator will assist the Company, as requested, in complying with such reporting and disclosure requirements.

     6.8  Claims Procedure. Participants and beneficiaries must apply for Plan
          ----------------
benefits in writing on a form provided by the Administrator and must supply any supplemental information required by the Administrator or the Insurer. Following completion of the claim form, the form may be returned to the Administrator for submission to the Insurer, or may be submitted directly to the Insurer if so specified by the Administrator.

All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Administrator will indicate to the claimant any additional information which is required. Each claim will be approved or disapproved by the Insurer within 90 days following the receipt of the information necessary to process the claim. In the event the Insurer denies a claim for benefits in whole or in part, the Insurer will notify the claimant in writing of the denial of the claim. Such notice by the Insurer will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth below. If no action is taken by the Insurer on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

     6.9  Appeals Procedure. A claimant may appeal a denial of his claim with
          -----------------
respect to "Procedural Issues" (as hereinafter defined) by requesting a review of the decision by the Administrator or a person designated by the Administrator, which person will be a named fiduciary under ERISA section 402(a)(2) for purposes of this Section. A claimant may appeal a denial of his claim with respect to "Coverage Issues" (as hereinafter defined) by requesting a review of the decision by the Insurer, which will be a named fiduciary under ERISA section 402(a)(2) for purposes of this Section. An appeal must be submitted in writing within one year after the notice of denial is received (or within 60 days if the notice of denial is received after December 31, 1995) and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Administrator, Insurer, or other applicable named fiduciary will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Administrator, Insurer, or other applicable named fiduciary will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administrator, Insurer, or other named fiduciary, provided the Administrator, Insurer, or other named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Administrator, Insurer, or other named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Administrator, Insurer, or other named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto.
In the event the Administrator, Insurer, or other named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

     For purposes of this Section, the term "Procedural Issues" means issues concerning (i) an Associate's eligibility to become or continue as a Participant, (ii) an Associate's employment status at the time of the claim or when the claim arose, (iii) a determination of a Participant's Annual Earnings for Benefits, and (iv) other procedural issues that do not require interpretation of the Policies.

     For purposes of this Section, the term "Coverage Issues" means issues concerning (i) whether death is covered under the Policy, (ii) the documentation required by the Insurer, (iii) conversion rights under Article 9, (iv) the validity of beneficiary designations, (v) determinations regarding Disability, and (vi) other questions concerning the extent of Plan coverage under the terms of the Policies.

     6.10 Uniform Application of Rules and Policies. The Administrator in
          -----------------------------------------
exercising its discretion granted under any of the provisions of the Plan will do so only in accordance with rules and policies that it establishes, which rules and policies will be uniformly applicable to all Associates, MSRP Retirees and their beneficiaries.

     6.11 Reliance Upon Information. The Administrator is entitled to rely upon
          -------------------------
all tables, valuations, certificates, and reports furnished by any duly appointed actuary, upon all certificates and reports made by any duly appointed independent qualified public accountant and upon all opinions given by legal counsel. The Administrator will be fully protected in respect of any action taken or suffered by the Administrator in good faith reliance upon all such tables, valuations, certificates, reports, opinions, or other advice. The Administrator is also entitled to rely upon any data or information furnished by a Participating Employer or by an Associate, MSRP Retiree, or beneficiary as to the age or Annual Earnings for Benefits of any person, or as to any other information pertinent to any calculation or determination to be made under the provisions of the Plan, and, as a condition to payment of any benefit under the Plan, may request an Associate, MSRP Retiree, or beneficiary to furnish such information as the Administrator deems necessary or desirable in administering the Plan. If an Associate, MSRP Retiree, or beneficiary does not provide accurate information in connection with enrollment or coverage under the Plan, the Administrator may, in its discretion, delay or deny the affected coverage. If any relevant facts regarding an Associate, MSRP Retiree, or beneficiary are inaccurate or misstated, the Administrator may make an equitable adjustment of contributions, and the true facts will be used by the Administrator to determine whether, and in what amount, coverage is in effect.

                                   ARTICLE 7

                      ADOPTION BY PARTICIPATING EMPLOYERS
                      -----------------------------------

     7.1  Adoption Procedure. Any subsidiary or affiliate of the Company may
          ------------------
become a Participating Employer under the Plan provided that (i) the Personnel Committee approves the adoption of the Plan by the subsidiary or affiliate and designates the subsidiary or affiliate as a Participating Employer in the Plan, and (ii) by appropriate resolutions of the board of directors or other governing body of the subsidiary or affiliate, the subsidiary or affiliate agrees to become a Participating Employer under the Plan and also agrees to be bound by any other terms and conditions which may be required by the Personnel Committee or the Administrator, provided that such terms and conditions are not inconsistent with the purposes of the Plan. A Participating Employer may withdraw from participation in the Plan by providing written notice to the Administrator that withdrawal has been approved by the board of directors or other governing body of the Participating Employer. The Personnel Committee may at any time remove a Participating Employer from participation in the Plan by providing written notice to the Participating Employer that removal has been approved by the Personnel Committee. The Personnel Committee will act in accordance with this Article pursuant to unanimous written consent or by majority vote at a meeting.

                                   ARTICLE 8

                           AMENDMENT AND TERMINATION
                           -------------------------

     8.1  Right to Suspend Premium Payments. It is the expectation of the
          ---------------------------------
Participating Employers that they will continue to pay any employer portion of premium payments as determined under Article 5, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved by the Personnel Committee at any time to reduce, suspend, or discontinue any such premium payments.

     8.2  Right to Amend. The right to amend the Plan at any time in any respect
          --------------
is reserved to the Company as provided herein, without prior notice to or approval by Participants or beneficiaries, provided that no amendment will adversely affect individuals who are Participants on the effective date of the amendment unless otherwise required to comply with applicable law. The Personnel Committee may amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate. In addition, the Administrator may amend the Plan at any time and from time to time to the extent the Administrator deems it advisable or appropriate, provided that such amendment would not significantly increase the cost of the Plan to the Participating Employers.

     8.3  Amendment Procedure. Each amendment to the Plan by the Personnel
          -------------------
Committee or the Administrator will be made only pursuant to unanimous written consent or by majority vote at a meeting, and a copy of any amendment adopted by the Personnel Committee will be delivered to the Administrator. Upon such action by the Personnel Committee or the Administrator, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on, or after the date of such action of the Personnel Committee or the Administrator.

     8.4  Termination of the Plan. The Participating Employers expect to
          -----------------------
continue the Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company, acting through the Personnel Committee, to terminate the Plan or to completely discontinue premium payments with respect to any Policy at any time, without prior notice to or approval by Participants or beneficiaries. Notwithstanding the foregoing, in no event will termination of the Plan adversely affect individuals who are Participants on the effective date of the amendment unless otherwise required to comply with applicable law. The authority of the Personnel Committee will be exercised by unanimous written consent or by majority vote at a meeting.

                                   ARTICLE 9

                               CONVERSION RIGHTS
                               -----------------

     9.1  Conversion to Individual Policy. A Participant whose coverage under
          -------------------------------
the Plan terminates under Section 3.2 will have the right to convert his or her group term life insurance coverage to an individual policy to the extent, and only to the extent, permitted under the group Policy applicable to the Participant. Any election to convert to individual coverage must be made within 31 days after the Participant's coverage under the Plan terminates, and must be made in accordance with all requirements specified in such Policy.

     9.2  Death During Conversion Period. If a Participant dies within 31 days
          ------------------------------
after coverage has terminated under the Plan and while the Participant is entitled to convert his or her group coverage to an individual policy under the terms of the applicable Policy, the Participant's beneficiary will be entitled to a death benefit from the Policy in an amount equal to the amount of term life insurance the Participant was entitled to convert immediately prior to death. Any benefit payable during the conversion period will be paid solely from the Policy and will not constitute a benefit under the Plan.

                                  ARTICLE 10

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     10.1 Plan Year. The period with respect to which the records of the Plan
          ---------
are maintained will be the 12-month period beginning on January 1 and ending on December 31.

     10.2 Alienation and Assignment. The interests of the Participants and their
          -------------------------
beneficiaries under the Plan are not in any way subject to their debts or other obligations, and may be transferred or assigned only to the extent permitted by the applicable Policy.

     10.3 No Right of Employment. Participation in the Plan will not give any
          ----------------------
Associate or Participant the right to be retained in the employment of the Company.

     10.4 Gender and Number. Whenever used in this Plan, unless the the context
          -----------------
indicates otherwise, words in the masculine gender will include the feminine gender, and words in the plural will include the singular, and the singular will include the plural.

     10.5 Notices. Any notice or document required to be given to a Participant
          -------
or beneficiary will be properly given if mailed, postage prepaid, to the Participant or beneficiary at his last known address as set forth in the Participating Employer's records. All notices required to be given or any document required to be filed with the Administrator will be properly given or filed if mailed postage prepaid, certified mail, to the Administrator at the addresses as set forth in the Summary Plan Descriptions of the Plan furnished to Associates or MSRP Retirees from time to time.

     10.6 Section Headings. The section headings or head notes are inserted only
          ----------------
as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of the Plan.

     10.7 Officers. Any reference to a particular officer of the Company will
          --------
also refer to the functional equivalent of such officer in the event the title or responsibilities of that office change.

     10.8 Consent to Terms of Plan. By enrolling for coverage under the Plan, a
          ------------------------
Participant agrees that the terms and conditions of the Plan will be binding on the Participant and the Participant's beneficiaries.

     10.9 Governing Law. Except to the extent that the Plan may be subject to
          -------------
the provisions of ERISA, the Plan will be construed and enforced according to the laws of the State of Texas, without giving effect to the conflict of laws principles thereof. Except as otherwise required by ERISA, every right of action by a Participant, former Participant, or beneficiary with respect to the Plan shall be barred after the expiration of three years from the date of separation from service of the Participant or the date of receipt of the notice of denial of a claim for benefits, if earlier. In the event ERISA's limitations on legal actions do not apply, the laws of the State of Texas with respect to limitations of legal actions shall apply and the cause of action must be brought no later than four years after the date the action accrues.

                                   APPENDIX I

                            Participating Employers
                            -----------------------

                           J.C. Penney Company, Inc.

                       JCPenney Business Services, Inc.

                    J.C. Penney Casualty Insurance Company

                      J.C. Penney Life Insurance Company

                            JCPenney National Bank

                          JCPenney Puerto Rico, Inc.

                             JCP Receivables, Inc.

                           JCPenney Portfolio, Inc.